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                                          Exhibit 11

                               WATERS CORPORATION AND SUBSIDIARIES
                      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                            (In thousands, except per share amounts)
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


Primary earnings per share                                                For the three months      For the nine months
                                                                          ended September 30,       ended September 30,
                                                                           1997        1996         1997        1996
                                                                          ---------  ---------    ---------  ----------
Common stock outstanding, beginning of period                                29,015     28,831       28,923      28,796
Weighted average shares issued in conjunction with Micromass acquisition         29          -           10           -
Weighted average common stock equivalent shares                               5,142      5,338        4,970       5,189
Weighted average shares issued upon exercise of stock options                    30         56           53          46
Less:  Assumed purchase of treasury shares                                   (1,907)    (2,337)      (2,044)     (2,504)
                                                                          ---------- ----------   ---------  ----------
Weighted average number of common shares                                     32,309     31,888       31,912      31,527
                                                                          ========== ==========   =========  ==========


(Loss) income before extraordinary item                                    $(41,079)  $  6,396     $(13,982)   $  4,717
Extraordinary item - (loss) on early retirement of debt                           -          -            -     (22,264)
                                                                          ---------- ----------   ---------  ----------
Net (loss) income                                                          $(41,079)  $  6,396     $(13,982)   $(17,547)
Less: accretion of and 6% dividend on preferred stock                           237        231          705         689
                                                                          ---------- ----------   ---------  ----------
Net (loss) income available to common stockholders                         $(41,316)  $  6,165     $(14,687)   $(18,236)
                                                                          ========== ==========   =========  ==========


(Loss) income before extraordinary item per common share                   $  (1.28)  $   0.19     $  (0.46)   $   0.13
Extraordinary (loss) per common share                                             -          -            -       (0.71)
                                                                          ---------- ----------   ---------- ----------
Net (loss) income per common share                                         $  (1.28)  $   0.19     $  (0.46)   $  (0.58)
                                                                          ========== ==========   ========== ==========



Fully diluted earnings per share                                          For the three months    For the nine months
                                                                          ended September 30,     ended September 30,
                                                                            1997        1996       1997        1996
                                                                          ---------- ----------   ---------- ----------
Common stock outstanding, beginning of period                                29,015     28,831       28,923     28,796
Weighted average shares issued in conjunction with Micromass acquisition         29          -           10          -
Weighted average common stock equivalent shares                               5,143      5,338        4,972      5,189
Weighted average shares issued upon exercise of stock options                    30         56           53         46
Less:  Assumed purchase of treasury shares                                   (1,574)    (2,337)      (1,733)    (2,504)
                                                                          ---------- ----------   ---------- ----------
Weighted average number of common shares                                     32,643     31,888       32,225     31,527
                                                                          ========== ==========   ========== ==========



(Loss) income before extraordinary item                                    $(41,079)   $ 6,396    $ (13,982)  $  4,717
Extraordinary item - (loss) on early retirement of debt                           -          -            -    (22,264)
                                                                          ---------- ----------   ---------- ----------
Net (loss) income                                                          $(41,079)   $ 6,396    $ (13,982)  $(17,547)
Less: accretion of and 6% dividend on preferred stock                           237        231          705        689
                                                                          ---------- ----------   ---------- ----------
Net (loss) income available to common stockholders                         $(41,316)   $ 6,165    $ (14,687)  $(18,236)
                                                                          ========== ==========   ========== ==========


(Loss) income before extraordinary item per common share                   $  (1.27)   $  0.19    $   (0.46)  $   0.13
Extraordinary (loss) per common share                                             -          -            -      (0.71)
                                                                          ---------- ----------   ---------- ----------
Net (loss) income per common share                                         $  (1.27)   $  0.19    $   (0.46)  $  (0.58)
                                                                          ========== ==========   ========== ==========
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